SECOND AMENDMENT TO
AGREEMENT OF PURCHASE AND SALE

THIS SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this “Second Amendment”) is made effective for all purposes as of November 21, 2013, by and between CRI HOTEL INCOME OF MINNESOTA, LLC, a Delaware limited liability company ("Seller"), and UNITED PROPERTIES INVESTMENT LLC, a Minnesota limited liability company ("Buyer").

WHEREAS, Seller and Buyer previously entered into that certain Purchase and Sale Agreement dated as of September 10, 2013, as amended by that certain First Amendment to Purchase and Sale Agreement dated November 5, 2013 (as amended, the “Agreement”); and

WHEREAS, Seller and Buyer desire to amend the Agreement as provided in this Second Amendment.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Incorporation of Recitals. The recitals to this Second Amendment are fully incorporated herein by this reference thereto with the same force and effect as though restated herein.

2.Capitalized Terms. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings given thereto in the Agreement.

3.Right of Inspection. Notwithstanding the provisions of Section 3.1 or any provision of the Agreement to the contrary, the parties hereby modify the Agreement to acknowledge the following: (i) the Inspection Period began on the Effective Date and shall expire at 5:00 p.m. (cst) on December 16, 2013 and the Buyer shall have no further extension rights with respect to the Inspection Period; and (ii) the entire Deposit shall remain refundable until expiration of the Inspection Period at 5:00 p.m. (cst) on December 16, 2013, at which time the entire Deposit shall become non-refundable to the Buyer, except in the event of Seller’s failure to perform its obligations under this Agreement, title objection, casualty, condemnation, failure to obtain the Estoppel Certificate or SNDA, failure of Buyer to obtain the franchise agreement or management agreement as set forth in Section 4.17, or change in Seller’s representations as set forth in Section 5.2, in which event the Deposit shall be distributed as set forth in the Agreement.

4.Closing. Section 4.1 of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

The Parties shall conduct a closing (the "Closing") effective on or before December 30, 2013 (the "Closing Date"). Fully executed originals of all documents necessary to consummate the Closing shall be executed by Buyer and Seller and initially placed into escrow with the Title Company on or before December 20, 2013, including the deed, affidavits, closing statements with prorations from the Closing Date, and all other transfer documents, all in recordable form approved by the Title Company to transfer the Property to Buyer. The Title Company shall not release any documents until the Closing Date unless earlier authorized by Buyer and Seller, except that a copy of the deed may be released to the hotel franchisor for the purpose of securing an executed franchise agreement. All documents placed into escrow shall be dated the Closing Date. During the escrow period through the Closing Date, neither the escrow nor the documents deposited into escrow can be revoked or terminated by Buyer or Seller. After the documents are placed into escrow, Seller shall continue to have the right to occupy the Property until the Closing Date.

On the Closing Date, Buyer shall deposit with the Title Company the funds required under the executed closing statements, and, upon such deposit, the escrowed documents, Earnest Money and funds deposited shall be released and disbursed in accordance with the executed closing statements. As requested by the Title Company for release of the escrowed documents and funds, Buyer and Seller agree to promptly execute any updated or new documentation needed to consummate the Closing as contemplated under the Agreement.

Buyer may specify a Closing Date prior to December 30, 2013, by written notice to Seller at least seven (7) business days in advance of said date. At Closing, Seller and Buyer shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3, the performance of which obligations shall be concurrent conditions to the obligations of Seller and Buyer to close. The Closing shall occur through an escrow with the Title Company, whereby the Seller, Buyer and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.

For purposes of this Agreement, the term “Closing” shall mean the date of the release of the escrow on the Closing Date.

5.Ratification. Except as modified hereby, the Agreement is hereby ratified, confirmed and reaffirmed in all respects.

6.Governing Law. This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

7.Binding. This Second Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

8.Counterparts. This Second Amendment may be executed in counterparts.

(Balance of Page Intentionally Left Blank)

IN WITNESS WHEREOF, Seller and Buyer have executed this Second Amendment by their duly authorized representatives as of the date first set forth above.

SELLER:

CRI HOTEL INCOME OF MINNESOTA, LLC,
a Delaware limited liability company

By:    CRI Hotel Income Partners, L. P.,
its sole member

By:    CRICO Hotel Associates I, L. P.,
its General Partner

By:    C.R.I., Inc., its General Partner

By:
Michael F. Murphy
Senior Vice President

BUYER:

UNITED PROPERTIES INVESTMENT LLC,
a Minnesota limited liability company

By:
Brandon Champeau
Assistant Vice President

By:
Name:
Title:

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